Exhibit 99.1

Crexendo Announces Suspension of Dividend

PHOENIX, AZ--(Marketwire - October 24, 2012) - Crexendo, Inc. (NYSE MKT: EXE), a hosted services company that provides e-commerce software, website development, web hosting, search engine optimization, link building, hosted telecommunication services and broadband internet for businesses and entrepreneurs, today reported suspension of its quarterly dividend program.

Steven G. Mihaylo, Chief Executive Officer, commented, "With the company successfully redeploying assets to complete the transition to B2B operations which has essentially put the Company in the position of being a "start up," the board determined this was the time to invest all available cash directly in the business. It was concluded that it is the most prudent option to deploy our capital towards expanding and further developing our core assets. There are substantial investments that the Company is currently engaged in, including the establishment of our telecom and web services dealer programs, expanding the Crexendo University Program, improving sales leads, adding additional redundancy and upgrading our cloud infrastructure, as well as adding features to continue to make our telecom and web services the best in the industry. These investments together with the fact that our legacy receivables are declining as expected, and that the core Crexendo operations are not yet performing profitably, make it clear that it is in the best interest of our shareholders and Company to use all available resources to continuing to improve the business. We continue to cut costs, increase efficiencies and run the Company as if it were a startup; therefore the quarterly dividend is an option we can no longer afford. Management and the board of directors unanimously believe this will be a far more accretive use of capital at this time."

Mihaylo continued, "As a management team we are spending all of our time making the business more efficient and working towards reducing costs and improving the bottom line. As discussed earlier, I am very excited by our product progress, which is why it was time to start a dealer program. I continue to be impressed by the prospect of the University Program. The University Program has the dual advantage of training bright interested leaders of tomorrow on our web products and introducing them to the entire suite of Crexendo products and services while providing us with the immediate benefit of sticky business customers who can use our products now. We continue to improve our other products and services ensuring our technology is world class and continuing to improve on our intellectual property so we may provide our customers the best web and telecom services that are available. Considering the investments that we need to make in the Company and what I see as great opportunities with those investments, suspending the quarterly dividend is the right decision for our shareholders, our Company, our employees and our customers."

About Crexendo

Crexendo is a hosted services company that provides e-commerce software, website development, web hosting, search engine optimization, link building, hosted telecommunication services and broadband internet for businesses and entrepreneurs. Crexendo's services are designed to make enterprise-class hosting services available to small and medium-sized businesses at affordable monthly rates without having to make large capital investments.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being in the position of being a "start up,"; (ii) determining this is the time to invest all available cash directly in the business; (iii) determining that the most prudent option is to deploy its capital towards expanding and further developing its core assets; (iv) being involved in substantial investments; (v) adding features to continue to make its telecom and web services the best in the industry; (vi) determining that it is in the best interest of its shareholders and the Company to use all available resources to continuing to improve the business; (vii) continuing to cut costs, increase efficiencies and run the Company as if it were a startup; (viii) determining that the quarterly dividend is an option it can no longer afford; (ix) management and board unanimously believing suspending the dividend will be a far more accretive use of capital; (x) management team spending all of its time making the business more efficient and working towards reducing costs and improving the bottom line; (xi) being excited by its product progress; (xii) University Program having the dual advantage of training bright interested leaders of tomorrow on its web products and introducing them to the entire suite of Company products and services as well as providing the immediate benefit of sticky business customers who can use products now; (xiii) continue to improve its other products and services ensuring its technology is world class and continuing to improve on our intellectual property; (xiv)providing its customers the best web and telecom services that are available; (xv) having very great opportunities and (xvi) determining that suspending the quarterly dividend is the right decision for its shareholders, Company, employees customers.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the period ended December 31, 2011 and Forms 10Q for the periods ending March 31, 2012 and June 30, 2012. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC.  AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except par value and share data)
(unaudited)

	June 30, 2012	December 31, 2011
Assets

Current Assets:
Cash and cash equivalents	$8,443	$8,658
Restricted cash	1,965	1,965
Trade receivables, net of allowance of doubtful accounts of $852
as of June 30, 2012 and $3,512 as of December 31, 2011	7,735	9,420
Inventories	204	232
Equipment financing receivables	9	-
Income taxes receivable	514	552
Prepaid expenses and other	762	725
Total Current Assets	19,632	21,552

Certificate of deposit	500	500
Long-term trade receivables, net of allowance of doubtful accounts of $185
as of June 30, 2012 and $1,949 as of December 31, 2011	1,625	6,097
Long term equipment financing receivables	16	-
Property and equipment, net	3,718	4,055
Deferred income tax assets, net	272	279
Intangible assets	42	79
Goodwill	265	265
Other long-term assets	213	233
Total Assets	$26,283	$33,060

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$463	$1,153
Accrued expenses and other	1,718	2,240
Dividend payable	-	211
Deferred income tax liability	272	279
Deferred revenue, current portion	7,774	9,288
Total Current Liabilities	10,227	13,171

Deferred revenue, net of current portion	1,637	6,123
Other long-term liabilities	250	419
Total Liabilities	12,114	19,713

Stockholders' Equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	-	-
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 10,669,201 shares outstanding as of June 30, 2012 and 10,523,078 shares outstanding
as of December 31, 2011	11	11
Additional paid-in capital	49,680	48,938
Accumulated deficit	(35,522)	(35,602)
Total Stockholders' Equity	14,169	13,347

Total Liabilities and Stockholders' Equity	$26,283	$33,060

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share and share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$4,914	$17,496	$10,169	$32,064
Operating expenses:
Cost of revenue	1,298	7,675	2,719	13,980
Selling and marketing	984	10,076	1,917	18,839
General and administrative	2,741	3,333	5,774	6,092
Research and development	505	871	1,099	1,743
Total operating expenses	5,528	21,955	11,509	40,654

Loss from operations	(614)	(4,459)	(1,340)	(8,590)

Other income (expense):
Interest income	524	1,316	1,266	2,469
Interest expense	-	(1)	-	(2)
Other income (expense), net	(14)	(39)	14	(33)
Total other income, net	510	1,276	1,280	2,434

Loss before income tax provision	(104)	(3,183)	(60)	(6,156)

Income tax benefit (provision)	(13)	(6,162)	140	(5,040)

Net (loss) income	$(117)	$(9,345)	$80	$(11,196)

Net income (loss) per common share:
Basic	$(0.01)	$(0.88)	$0.01	$(1.05)
Diluted	$(0.01)	$(0.88)	$0.01	$(1.05)

Dividends per common share:	$0.00	$0.02	$0.02	$0.04

Weighted average common shares outstanding:
Basic	10,634,104	10,642,384	10,582,372	10,640,489
Diluted	10,634,104	10,642,384	10,614,888	10,640,489

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Stockholders' Equity
Six Months Ended June 30, 2012

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2011	10,523,078	$11	$48,938	$(35,602)	$13,347
Expense for stock options granted to employees	-	-	455	-	455
Proceeds from the exercise of stock options	146,123	-	498	-	498
Dividends declared	-	-	(211)	-	(211)
Net income	-	-	-	80	80
Balance, June 30, 2012	10,669,201	$11	$49,680	$(35,522)	$14,169

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$80	$(11,196)
Adjustments to reconcile net income to net
cash provided by (used for) operating activities:
Depreciation and amortization	759	704
Impariment of inventory and intangible assets	-	1,075
Expense for stock options issued to employees	455	362
Deferred income tax provision	-	5,973
Change in uncertain tax positions	(167)	-
Changes in assets and liabilities:
Trade receivables	6,157	(3,223)
Equipment financing receivables	(25)	-
Inventories	28	345
Income taxes receivable	38	570
Prepaid expenses and other	(37)	411
Other long-term assets	20	(8)
Accounts payable, accrued expenses and other	(573)	(1,624)
Deferred revenue	(6,000)	4,773
Other long-term liabilities	4	(931)
Net cash provided by (used for) operating activities	739	(2,769)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,024)	(348)
Investment in subsidiary	-	(56)
Net cash used for investing activities	(1,024)	(404)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	498	60
Repurchase of common stock	-	(89)
Payments made on contingent consideration	(6)	-
Dividend payments	(422)	(427)
Net cash provided by (used for) financing activities	70	(456)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(215)	(3,629)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,658	14,207
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,443	$10,578

Supplemental disclosure of cash flow information:
Cash paid (received) during the period:
Interest	$-	$1
Income taxes	(11)	(569)
Supplemental disclosure of non-cash investing and financing information:
Dividends declared	-	213
Purchase of property and equipment included in accounts payable	16	395

Contact:
Crexendo, Inc.
Steven G. Mihaylo
CEO
775-530-3955
Stevemihaylo@crexendo.com